Exhibit 24

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report dated February 18, 1998 included in this Form 10-K, into American Biogenetic Sciences, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 33-35992, 33-39683, 33-51240, 33-65416, 333-09473, and 333-59351),
and previously filed Registration Statements on Form S-3 (File Nos. 333-13615, 333-13619, 333-13623, 333- 14447, 333-59345 and 333-60117 ).




                                                      /s/ Arthur Andersen LLP


Melville, New York
March 29, 1999